[Safeco Logo]

First Quarter News Release and Statistical Supplement (Unaudited)
April 20, 2004

                                Table of Contents

                                                                            Page

Earnings News Release                                                       1-8

Financial Supplement Introduction                                          SS-1

Financial Measures Used by Safeco                                          SS-2

Consolidated Results

         Key Metrics                                                       SS-6
         Consolidated Statements of Income                                 SS-7
         Condensed Balance Sheets                                          SS-8


Property & Casualty Results

         Underwriting Profit and Combined Ratios                           SS-9
         Net Written Premiums                                             SS-10
         Net Earned Premiums                                              SS-11
         Safeco Personal Insurance (SPI)                                  SS-12
         Safeco Business Insurance (SBI)                                  SS-13
         Surety, Other and Total                                          SS-14


Corporate Supplemental Information

         Investment Portfolio - Continuing Operations                     SS-15
         Capitalization                                                   SS-16


Discontinued Operations (Life & Investments)

         Pretax Operating Earnings and Revenues                           SS-17
         Supplemental Statistics and Assets and Liabilities
         of Discontinued Operations                                       SS-18

[Safeco Logo]

FOR RELEASE AT 7:45 a.m., Eastern Time
INVESTOR RELATIONS CONTACT:                          Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:                             Paul Hollie, 206-545-3048


            SAFECO PROFITS AND GROWTH ACCELERATE IN THE FIRST QUARTER

SEATTLE--(April 20, 2004)--
Highlights

o Generated first-quarter net income of $236.2 million, or $1.69 per diluted share.

o    Recorded underwriting profits in Auto, Property and SBI Regular segments.

o    Revenue growth continues in primary Property & Casualty lines.

o Agreements reached to sell Life & Investments business, now reported as a discontinued operation.

--------------------------------------------------------------------------------
Summary Financial Results after tax
(In millions except per-share data)                                        3 Months Ended March 31
--------------------------------------------------------------------- -----------------------------------
                                                                            2004              2003
--------------------------------------------------------------------- ----------------- -----------------
Net Income                                                            $ 236.2           $  90.0
--------------------------------------------------------------------- ----------------- -----------------
 Per Diluted Share of Common Stock                                    $   1.69          $  0.65
--------------------------------------------------------------------- ----------------- -----------------

--------------------------------------------------------------------- ----------------- -----------------
Income from Continuing Operations                                     $ 185.6           $  79.5
--------------------------------------------------------------------- ----------------- -----------------
Net Realized Investment Gains from Continuing Operations              $  27.8           $   5.5
--------------------------------------------------------------------- ----------------- -----------------
*Operating Earnings - Continuing Operations                           $ 157.8           $  74.0
--------------------------------------------------------------------- ----------------- -----------------

--------------------------------------------------------------------- ----------------- -----------------
Income from Discontinued Operations                                   $  50.6           $  10.5
--------------------------------------------------------------------- ----------------- -----------------
Net Realized Investment Gains (Losses) from Discontinued Operations   $  10.5           $ (37.9)
--------------------------------------------------------------------- ----------------- -----------------
*Operating Earnings - Discontinued Operations                         $  40.1          $   48.4
--------------------------------------------------------------------- ----------------- -----------------

--------------------------------------------------------------------- ----------------- -----------------
*Consolidated Operating Earnings                                      $ 197.9           $ 122.4
--------------------------------------------------------------------- ----------------- -----------------

--------------------------------------------------------------------- ----------------- -----------------
Average Shares Outstanding (Diluted)                                    140.0             138.7
---------------------------------------------------------------------------------------------------------
* Operating Earnings is Net Income excluding Net Realized Investment Gains
(Losses). Measures used in this news release that are not based on accounting principles generally accepted in the United States (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at
http://www.safeco.com/safeco/investor/pdfs/04Q1_sup.pdf.
---------------------------------------------------------------------------------------------------------

         Safeco (NASDAQ: SAFC) today announced strong first-quarter results, continuing its positive year-over-year performance. The company posted net income of $236.2 million - or $1.69 per diluted share. This represents a marked improvement over first-quarter 2003 net income of $90.0 million - or $0.65 per diluted share.

         Safeco's annualized return on equity (ROE) for the quarter was 17.9 percent, up significantly from 8.9 percent in the first quarter of 2003. Consolidated operating ROE - measured using operating earnings and excluding unrealized gains on bonds from equity - was 20.4 percent, compared with 15.2 percent reported in the same period last year.
         "We are very pleased with these results. It took hard work and focus to deliver a quarter of this quality, especially given the efforts required by the Life & Investments (L&I) transaction," said Mike McGavick, Safeco chairman and chief executive officer. "And through it all L&I delivered strong results, demonstrating its value. At the same time, the numbers also show why Safeco is concentrating its energy on achieving excellence as a Property & Casualty insurer."
         On March 15, 2004, Safeco signed definitive agreements to sell its L&I operation for $1.44 billion in aggregate to separate investor groups. For this quarter and in future quarters, L&I will be reported as a discontinued operation.
         The L&I transaction is expected to close in the third quarter of this year, pending regulatory approval.

Continuing Operations
         Income from continuing operations was $185.6 million for the first quarter, up from $79.5 million in the same quarter last year. Net realized investment gains for the first quarter were $27.8 million, up from $5.5 million in the same period of 2003.
         Operating earnings for the first quarter were $157.8 million, more than double the $74.0 million in the prior-year period.
         The overall Property & Casualty (P&C) combined ratio was 89.9, a significant improvement over 98.2 in the same period last year, reflecting positive profit contributions from all primary P&C lines.
         Total revenues from continuing operations in the first quarter were $1.50 billion, up from $1.29 billion a year ago. Operating revenues, which exclude net realized investment gains, were $1.46 billion for the quarter, a
13.2 percent increase over first-quarter 2003 levels.

          "We're encouraged by the profitability and by the growth in premiums we're seeing across our P&C business," said McGavick. "Our job now is to continue building on this strong performance."
         P&C net earned premiums increased 15.3 percent for the quarter to $1.34 billion compared with the same period last year. For the quarter, P&C net written premiums - a leading indicator of revenues in future quarters - increased 14.1 percent over first-quarter 2003.
         "With our recent enhancements to Safeco Now - our unified sales-and-service platform - agents can quote and issue new auto and homeowners policies in a matter of minutes, and just as easily sell small-business insurance and selected surety bonds. This tool gives our distribution partners quick Web access to 90 percent of their daily work and serves as the engine for our new-business growth," said McGavick. "With Safeco Now, our strategy to make our products easier to buy, sell and own is coming to life."
         On January 1, 2004, the company made minor reclassifications within its P&C segments, which are more reflective of how these segments are managed. All prior periods have been restated to reflect the revised presentation of the segments. For example, SPI non-voluntary auto and property results, previously reported in P&C Other, are now included in Auto and Property. For additional details, please refer to the first-quarter 2004 financial supplement.

Safeco Personal Insurance Performance
         Auto, Safeco's largest business line, reported a quarterly pretax underwriting profit of $23.1 million, an improvement over the $6.6 million loss in the first quarter of 2003.
         Net written premiums for Auto increased 19.6 percent in the first quarter, higher than the 18.5 percent increase in the same period last year. First-quarter policies in force (PIF) grew 10.0 percent compared to a year ago, reflecting steady new-business growth.
         Auto's combined ratio in the first quarter was 96.3 - an improvement over the 101.3 combined ratio in the first quarter of 2003 and in line with the
96.2 fourth-quarter result.
         Combined ratio is a standard gauge of underwriting performance measuring the percentage of premium dollars used to pay customers' claims and expenses. The lower the ratio, the more effective the underwriting. A combined ratio below 100 indicates the line is operating profitably.

         "We're operating at our target margin and seeing significant growth in this line. Our results continue to show the successful execution of our sophisticated Auto product segmentation," said McGavick.
         Safeco's Property insurance line, which includes homeowners, renters and related coverages, produced a pretax underwriting profit of $61.4 million in the first quarter, far outpacing the $28.0 million profit in the first quarter of 2003.
         While weather and catastrophes were light in the quarter, as they were a year ago, the improvement stemmed from a decrease in frequency and a moderation in severity of claims.
         The Property combined ratio was 73.1 in the first quarter, better than the 87.7 in the first quarter of 2003.
         "While we're benefiting from the momentum of our homeowners product changes, we don't expect these fair-weather results to continue in our Property line," said McGavick.
         Net written premiums in Property decreased 0.7 percent in the first quarter, compared to a 2.5 percent increase for the same period in 2003. Policies in force declined 8.7 percent compared to the first quarter of 2003. The PIF decline continues to reflect the company's conservative appetite for writing new business in states where it cannot operate profitably.
         "Second quarter is traditionally our most active quarter in terms of severe weather and catastrophes. Because of this historical seasonality, we generally earn less in the second quarter than in any other period of the year," said McGavick. "Our first-quarter Property results position us well, though, as we enter this volatile season."

Safeco Business Insurance Performance
         Safeco Business Insurance (SBI) reported a pretax underwriting profit of $42.3 million in the first quarter - a significant improvement over the $1.1 million profit for the same period in 2003.
         The combined ratio in the first quarter was 89.9, better than the 99.6 combined ratio in the first quarter of 2003.
         "It's very gratifying to see our SBI results leading the way this quarter," McGavick said. "Years of hard work by the SBI team to turn that line around are now paying off."

         Net written premiums for SBI Regular - Safeco's core line of products for small- to medium-sized businesses - increased 10.2 percent for the first quarter over the same period last year.
         A key driver of this premium growth was the introduction of a single-platform interface, which proved so easy for agents to use that new-business policies for the business owner policy line jumped 45 percent over the first quarter a year ago. Commercial auto new-business policies increased 41 percent over 2003 levels, and workers compensation new-business policies grew
20 percent. These lines represent 47 percent of SBI Regular's business.
         SBI Regular reported a combined ratio of 92.1, a substantial improvement over 102.0 in the same period last year.
         "For more than a year, our SBI automated underwriting model and new-business interface have been driving better-than-expected sales and lowering expenses for our agent partners and for us," McGavick said. "With the recent move to the Safeco Now platform for all our major P&C lines, we've increased the power of this tool to generate additional sales and profitability."

Surety Performance
         Surety posted a pretax underwriting profit of $9.3 million in the first quarter, compared with $3.7 million profit in the same quarter of 2003.
         Combined ratio for Surety was 79.6 in the first quarter, better than the 88.6 in the same quarter of 2003. Net written premiums grew 38.4 percent over the same period last year.
         "As I've said for several years now, Surety continues to deliver strong results," said McGavick. "The Surety team is one of the best in the business, and their results consistently demonstrate that fact."

Discontinued Life & Investments Operation
         Life & Investments produced pretax operating earnings of $61.3 million in the first quarter, compared with $74.9 million a year ago. Pretax operating earnings represent income from discontinued operations, excluding related income taxes and net realized investment gains or losses. In the first quarter of 2004, L&I accrued $9.3 million for expenses associated with the planned sale of the business.

         In reporting L&I as a discontinued operation, indirect corporate overhead expenses are no longer allocated to L&I. Previously allocated expenses of $3.0 million per quarter in 2003 have been eliminated from the L&I Other segment and included in the Corporate segment.
          "With the announced definitive agreements, we're seeing great confidence among our people and our partners. These positive results provide further momentum for our future as an independent company," said Randy Talbot, president and chief operating officer of Safeco Life & Investments.
         The Group product line reported pretax operating earnings of $12.2 million, less than the $29.0 million posted in the first quarter of last year. The prior-year results included favorable reserve development of $10.5 million in conjunction with low medical claims costs.
         Income Annuities generated $3.7 million in pretax operating earnings in the quarter, down from $10.1 million in the first quarter of 2003. The decline was primarily the result of net unfavorable income adjustments of $4.0 million on mortgage-backed securities due to interest rate changes.
         Retirement Services recorded pretax operating earnings of $9.5 million, compared to $5.0 million in the first quarter of 2003. The improved result in Retirement Services stemmed from stronger equity market performance.
         Individual produced pretax operating earnings of $7.4 million in the first quarter 2004, compared to $1.9 million in the same period last year. The increase in Individual was driven by favorable mortality experience and increased margins.

Additional financial information available
         Safeco uses both GAAP and non-GAAP financial measures to track the performance of its insurance and investments operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco's Form 8-K that will be furnished to the U.S. Securities & Exchange Commission today.
         The Form 8-K will include this news release, Safeco's summary financial results, consolidated statements of income, condensed balance sheets and the company's first-quarter financial supplement.

         Safeco's first-quarter financial supplement is available online at: http://www.safeco.com/safeco/investor/pdfs/04Q1_sup.pdf.

Management reviews results on Webcast
         Safeco's senior management team will discuss the company's first-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.
         Safeco, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and investment products through independent agents, brokers and financial advisors nationwide. More information about Safeco can be found at www.safeco.com.


                                       ###

--------------------------------------------------------------------------------

                  Forward-looking information contained in this
                 news release is subject to risk and uncertainty

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

>> Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

     o Successful implementation of a new-business entry model for personal and commercial lines

     o Ability to appropriately price and reserve for changes in the mix of our book of business

     o    Ability to establish pricing for any changes in driving patterns

     o Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

     o The availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

     o The ability to price for or exclude the risk of loss from terrorism on our policies

>>   Risks related to our P&C insurance strategy, such as:

     o Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

     o    Our ability to achieve overall expense goals

     o Our ability to run off our London business and other businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

>>   Regulatory, judicial and legislative risks, such as:

     o    Our ability to freely enter and exit lines of business

     o Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

     o Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

     o    The outcome of any litigation against us

     o Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes and availability of coverage

>> The competitive pricing environment, initiatives by competitors and changes in the competition

>>   Unusual loss activity, such as:

     o Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

     o    The occurrence of significant natural disasters, including earthquakes

     o The occurrence of significant man-made disasters, such as the terrorist attacks on September 11, 2001, or war

     o The occurrence of bankruptcies that result in losses under surety bonds, investment losses or lower investment income

>>   Our ability to successfully complete the sale of the L&I businesses

>>   Financial and economic conditions, such as:

     o    Performance of financial markets

     o    Availability of bank credit facilities

     o    Fluctuations in interest rates

     o    General economic conditions

>>   Operational risks, such as:

     o Damage to our infrastructure resulting in a disruption of our operations

     o    Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.
-------------------------------------------------------------------------------

                                  [SAFECO LOGO]
                              Financial Supplement

                               First Quarter, 2004

On January 1, 2004, we made minor revisions to our Property & Casualty (P&C) segments, which are more reflective of how these segments are managed. Our non-voluntary auto and property results, previously in P&C Other, are now included in SPI Auto and SPI Property. Certain products, previously reported in Specialty, primarily earthquake, inland marine and dwelling fire, are now included in Property. Our commercial specialty programs and large commercial accounts in runoff, previously SBI Runoff, are now included in P&C Other. All prior periods have been restated to reflect the revised presentation of P&C segments.


On March 15, 2004, we entered into a definitive agreement to sell our Life & Investments (L&I) operations. We have presented the results of L&I as a Discontinued Operation, as required by Financial Accounting Standards Board Statement of Financial Accounting Standards 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Prior-period amounts have been restated to reflect the presentation of L&I as a Discontinued Operation. In reporting L&I as a Discontinued Operation, indirect corporate overhead expenses are no longer allocated to L&I. Previously allocated expenses of $3.0 million per quarter have been eliminated from the L&I Other segment and included in our Corporate segment.


This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Corporation's quarterly 10-Q and annual 10-K filings.


Neal Fuller
Vice President - Finance
206-545-5537
neaful@safeco.com






--------------------------------------------------------------------------------

                               Safeco Corporation

                        Financial Measures Used by Safeco


(Amounts are in millions or thousands as specified, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:
         Safeco Personal Insurance (SPI)
              Auto
              Property
              Specialty
         Safeco Business Insurance (SBI)
              SBI Regular
              SBI Special Accounts Facility
         Surety
         P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Our discontinued Life & Investments (L&I) operations include the following segments:
         Group
         Income Annuities
         Retirement Services
         Individual
         Asset Management
         L&I Other

Certain reclassifications have been made to the prior-year amounts to conform to the current-year presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues - Continuing Operations

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our P&C and Corporate operations. It excludes net realized investment gains and losses that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues from continuing operations to revenues, the most directly comparable GAAP measure.

                                                                                  Three Months Ended
                                                                                       March 31
                                                                             ---------------------------
                                                                                  2004         2003
--------------------------------------------------------------------------------------------------------

Total Revenues                                                             $    1,498.3  $   1,293.5
Net Realized Investment Gains                                                     (42.8)        (8.2)
                                                                           ---------------------------
Operating Revenues - Continuing Operations                                 $    1,455.5  $   1,285.3
------------------------------------------------------------------------------------------------------

Operating Earnings - Continuing Operations

Operating earnings is a non-GAAP financial measure that we use to assess the profitability of our P&C and Corporate operations. In the determination of operating earnings from continuing operations, we exclude net realized investment gains and losses from Income from Continuing Operations. Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. The following table reconciles operating earnings to Income from Continuing Operations, the most directly comparable GAAP measure.

                                                                                  Three Months Ended
                                                                                        March 31
                                                                             --------------------------------
                                                                                  2004         2003
-------------------------------------------------------------------------------------------------------------
Income from Continuing Operations                                           $     185.6       $ 79.5
Net Realized Investment Gains, Net of Taxes                                       (27.8)        (5.5)
                                                                             --------------------------------
Operating Earnings-Continuing Operations                                    $     157.8       $ 74.0
-------------------------------------------------------------------------------------------------------------



Consolidated Operating Return on Equity

Operating return on equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized consolidated operating earnings (see calculation below) for the most recent quarter by the average ending shareholders' equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains and losses on fixed maturities. This ratio provides management with an additional measure to evaluate Safeco's results excluding the unrealized changes in the valuation of its fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.




                                                                                  Three Months Ended
                                                                                       March 31
                                                                           --------------------------------
(Annualized)                                                                        2004          2003
-----------------------------------------------------------------------------------------------------------

Net Income                                                                   $    236.2     $   90.0

Average Shareholders' Equity                                                    5,279.0      4,047.0
Return on Equity Based on Annualized Net Income                                    17.9%         8.9%


Income from Discontinued Operations, Net of Taxes                          $       50.6    $    10.5
Net Realized Investment (Gains) Losses from                                       (10.5)        37.9
    Discontinued Operations, Net of Taxes
                                                                           --------------------------------
Operating Earnings-Discontinued Operations                                         40.1         48.4
Operating Earnings-Continuing Operations                                          157.8         74.0
                                                                           --------------------------------
Consolidated Operating Earnings                                              $    197.9     $  122.4
                                                                           --------------------------------
Average Shareholders' Equity                                                 $  5,279.0   $  4,047.0
Average Unrealized Fixed Maturities Investment
    Gains, Net of Taxes                                                         1,393.4        831.2

                                                                           --------------------------------
Adjusted Average Shareholders' Equity                                      $    3,885.6  $   3,215.8

Operating Return on Equity Based on Annualized                                     20.4%        15.2%
     Consolidated Operating Earnings
-----------------------------------------------------------------------------------------------------------
*Net Income and  Operating  Earnings have been  annualized  for purposes of this calculation only.  Annualized amounts for 2004 and 2003 may not be reflective of the actual amounts for the years ended December 31, 2004 and 2003.
-----------------------------------------------------------------------------------------------------------

Property & Casualty Net Written Premiums

Net written premiums is a non-GAAP measure representing the amount of premium charged for policies issued during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. Safeco's management views net written premiums as a measure of business production for the period under review and as a leading indicator of earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

                                                                                    Three Months Ended
                                                                                         March 31
                                                                                ---------------------------
                                                                                         2004         2003
-----------------------------------------------------------------------------------------------------------
Total Property & Casualty Net Earned Premiums                                     $  1,340.5   $  1,163.1
Change in Unearned Premiums                                                             35.2         42.7
                                                                                ---------------------------
Total Property & Casualty Net Written Premiums                                    $  1,375.7   $  1,205.8
-----------------------------------------------------------------------------------------------------------


Segment Results Measures

We have provided the following table that details by segment the GAAP measure Income from Continuing Operations before Income Taxes on our Consolidated Statements of Income. This is the most directly comparable GAAP measure used to reconcile to Property & Casualty underwriting profit.


                                                                                    Three Months Ended
                                                                                         March 31
                                                                                ---------------------------
                                                                                         2004         2003
-----------------------------------------------------------------------------------------------------------
Property & Casualty Income before Income Taxes                                   $    (284.7)  $     132.3

Corporate Loss before Income Taxes                                                     (25.2)        (25.7)
                                                                                ---------------------------
Income from Continuing Operations before Income Taxes                            $     259.5  $      106.6
-----------------------------------------------------------------------------------------------------------


Property & Casualty Underwriting Profit and Combined Ratios

Underwriting profit represents the net amount of earned premiums less underwriting losses and expenses on a pretax basis. Management views underwriting profit as a critical measure to assess the underwriting effectiveness of the P&C operations and to evaluate the results of these business units. The related investment portfolio is managed separately from these underwriting businesses and, accordingly, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit to Income from Continuing Operations before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard gauge of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.



                                                                                    Three Months Ended
                                                                                         March 31
                                                                                ---------------------------
                                                                                      2004         2003
-----------------------------------------------------------------------------------------------------------
Property & Casualty Income                                                        $    284.7   $    132.3
    before Income Taxes
Property & Casualty Net Investment Income                                             (111.7)      (112.8)
Property & Casualty Restructuring Charges                                                1.3            -
Property & Casualty Net Realized Investment
   (Gains) Losses                                                                      (38.9)         1.5
                                                                                ---------------------------
Total Underwriting Profit                                                         $    135.4  $      21.0
-----------------------------------------------------------------------------------------------------------


Life & Investments Pretax Operating Earnings - Discontinued Operations

Our Discontinued Life & Investments' results are evaluated based on pretax operating earnings, a non-GAAP measure, which excludes net realized investment gains and losses. Management believes the presentation of pretax operating earnings enhances the understanding of our L&I results of operations by excluding net realized investment gains and losses, which can fluctuate significantly and distort a comparison between periods. The following table reconciles pretax operating earnings to Income from Discontinued Operations, Net of Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income.


                                                                                    Three Months Ended
                                                                                         March 31
                                                                                ---------------------------
                                                                                         2004         2003
-----------------------------------------------------------------------------------------------------------
Income from Discontinued Operations, Net of Taxes                                  $    50.6       $ 10.5
Income taxes on Discontinued Operations                                                 26.9          6.3
Life & Investments Net Realized Investment (Gains) Losses, pretax                      (16.2)        58.1
                                                                                ---------------------------
Pretax Operating Earnings                                                          $    61.3   $     74.9
-----------------------------------------------------------------------------------------------------------


Other Information in this Supplement

Frequency, severity and loss cost information is on a newly reported, claims incurred, basis which may be different from paid.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders. Safeco has used this definition since 1991.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

NM = Not Meaningful



                               Safeco Corporation
                                   Key Metrics
                       (In Millions Except Per Share Data)








                                         1ST         4TH          3RD          2ND         1ST
                                         QTR         QTR          QTR          QTR         QTR         YTD         YTD
                                        2004         2003         2003        2003         2003        2004       2003       Change
                                      ---------------------------------------------------------------------------------------------
Net Income (Loss)                       $ 236.2      $ 166.2      $ (28.9)    $ 111.9       $ 90.0     $ 236.2     $ 90.0       162%

Net Income (Loss) Per Share                1.69         1.19        (0.21)       0.81         0.65        1.69       0.65       160%

Net Realized Investment
Gains (Losses), after tax
from Continuing Operations                 27.8         22.2          7.8        10.4          5.5        27.8        5.5         NM

Operating Earnings (Loss) from
Continuing Operations                     157.8        116.8         (7.9)       56.7         74.0       157.8       74.0       113%



Operating Earnings (Loss) from
Continuing Operations Per Share            1.13         0.84        (0.06)       0.41         0.53        1.13       0.53       113%

Net Income Return on
Equity (unadjusted) annualized            17.9%         7.0%         5.0%        9.2%         8.9%       17.9%       8.9%        9.0


Consolidated Operating Return on
Equity (Pre-FAS 115) annualized           20.4%        17.2%         4.0%       11.8%        15.2%       20.4%      15.2%        5.2

Consolidated Operating Return on
Equity (unadjusted) annualized            15.0%        12.6%         2.9%        8.9%        12.1%       15.0%      12.1%        2.9



Operating Revenues from
Continuing Operations                 $ 1,455.5     $1,402.6     $1,367.7   $ 1,324.3     $1,285.3    $1,455.5   $1,285.3        13%
  % Chg Prior Year Same Qtr               13.2%         9.3%         9.5%        9.6%         9.8%


Discontinued Ops.-Life & Investments

  Pretax Operating Earnings              $ 61.3       $ 53.3       $ 44.1      $ 60.9       $ 74.9      $ 61.3     $ 74.9       -18%
  % Chg Prior Year Same Qtr              -18.2%       -19.6%       -26.0%       17.1%        26.7%

Property & Casualty

  Combined Ratio                          89.9%        92.8%       108.6%      101.0%        98.2%       89.9%      98.2%       -8.3

  Impact of Catastrophes                   0.9%         1.6%         1.7%        8.2%         1.1%        0.9%       1.1%       -0.2

  Net Written Premiums               $ 1,375.7     $1,277.3     $1,314.7   $ 1,316.5     $1,205.8    $1,375.7   $1,205.8        14%
   % Chg Prior Year Same Qtr              14.1%        13.0%        11.2%       11.2%        10.9%

  Net Earned Premiums                $ 1,340.5     $1,286.5     $1,250.4   $ 1,201.8     $1,163.1    $1,340.5   $1,163.1        15%
   % Chg Prior Year Same Qtr              15.3%        10.5%        10.1%        7.1%         5.8%

Book Value Per Share                 $    39.77    $   36.24    $   35.61  $   37.22     $  33.00    $  39.77   $  33.00        21%
   % Chg Prior Year Same Qtr              20.5%        13.0%        12.1%       28.7%        20.9%

Book Value Per Share (Pre-FAS 115)   $    28.65    $  27.21     $  25.35   $   25.72     $   24.66   $  28.65   $  24.66        16%
   % Chg Prior Year Same Qtr              16.2%        11.6%         7.6%        6.2%        -1.3%

                               Safeco Corporation
                        Consolidated Statements of Income
                       (In Millions Except Per Share Data)





                                                                                                   Three Months Ended
                                                                                                         March 31
                                                                                                ---------------------------
                                                                                                 2004             2003
                                                                                                ---------------------------
                                                                                                        (Unaudited)





REVENUES
Property & Casualty Earned Premiums                                                              $ 1,340.5        $ 1,163.1
Net Investment Income                                                                                115.0            119.6
Net Realized Investment Gains                                                                         42.8              8.2
Other                                                                                                    -              2.6
                                                                                                ---------------------------
Total                                                                                              1,498.3          1,293.5
                                                                                                ---------------------------

EXPENSES
Losses and Loss Adjustment Expenses                                                                  826.0            789.1
Other Underwriting and Operating Expenses                                                            154.1            158.4
Amortization of Deferred Policy Acquisition Costs                                                    226.9            204.6
Interest Expense                                                                                      30.5             34.8
Restructuring Charges                                                                                  1.3                -
                                                                                                ---------------------------
Total                                                                                              1,238.8          1,186.9
                                                                                                ---------------------------
Income from Continuing Operations before Income Taxes                                                259.5            106.6

Provision for Income Taxes on:
Income from Continuing Operations before Net Realized Investment Gains                                58.9             24.4
Net Realized Investment Gains                                                                         15.0              2.7
                                                                                                ---------------------------
Total Income Taxes                                                                                    73.9             27.1
                                                                                                ---------------------------
Income from Continuing Operations                                                                    185.6             79.5
Income from Discontinued Operations, Net of Taxes                                                     50.6             10.5
                                                                                                ---------------------------
Net Income                                                                                         $ 236.2           $ 90.0
                                                                                                ===========================
INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock - Diluted                                                      $ 1.69           $ 0.65
                                                                                                ===========================
Net Income Per Share of Common Stock - Basic                                                        $ 1.70           $ 0.65
                                                                                                ===========================
Dividends Declared                                                                                 $ 0.185          $ 0.185

Average Number of  Shares Outstanding During the Period:
      Diluted                                                                                        140.0            138.7
      Basic                                                                                          138.9            138.3

                               Safeco Corporation
                            Condensed Balance Sheets
                                  (In Millions)

                                                                                              March 31           December 31
                                                                                                2004                 2003
                                                                                        ---------------------  -----------------
ASSETS                                                                                      (Unaudited)
Total Investments *                                                                                $ 9,541.1          $ 9,421.8
Cash and Cash Equivalents                                                                              317.5              241.4
Reinsurance Recoverables                                                                               358.6              372.0
Other Assets                                                                                         3,590.2            3,563.3
Assets of Discontinued Operations                                                                   23,108.3           22,548.9
                                                                                        ---------------------  -----------------
          Total Assets                                                                            $ 36,915.7         $ 36,147.4
                                                                                        ---------------------  -----------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Property & Casualty Loss and Loss Adjustment Expense Reserves                                      $ 5,068.9          $ 5,044.6
Debt **                                                                                              1,951.3            1,951.3
Unearned Premiums and Other Liabilities                                                              4,138.1            4,185.5
Liabilities of Discontinued Operations                                                              20,222.7           19,942.7
                                                                                        ---------------------  -----------------
          Total Liabilities                                                                         31,381.0           31,124.1
                                                                                        ---------------------  -----------------

Commitments and Contingencies                                                                              -                  -

Preferred Stock, No Par Value
   Shares Authorized: 10; Shares Issued and Outstanding:  None                                             -                  -
Common Stock, No Par Value
   Shares Authorized: 300; Shares Reserved for Options: 11.0; 11.6
   Shares Issued and Outstanding: 139.2; 138.6                                                       1,216.9            1,197.3
Retained Earnings                                                                                    2,519.2            2,308.7
Accumulated Other Comprehensive Income                                                               1,798.6            1,517.3
                                                                                        ---------------------  -----------------
          Total Shareholders' Equity                                                                 5,534.7            5,023.3
                                                                                        ---------------------  -----------------
          Total Liabilities & Shareholders' Equity                                                $ 36,915.7         $ 36,147.4
                                                                                        ---------------------  -----------------

* See Investment Portfolio - Continuing Operations (SS-15) for more detail.
**See Capitalization (SS-16) for more detail.

                           Safeco Property & Casualty
                     Underwriting Profit and Combined Ratios
                                  (In Millions)




                                          1ST          4TH         3RD         2ND         1ST
                                          QTR          QTR         QTR         QTR         QTR         YTD         YTD
Net U/W Profit (Loss)                     2004        2003         2003        2003        2003        2004        2003
                                        ------------------------------------------------------------------------------------

Safeco Personal Insurance
     Auto                                  $ 23.1      $ 23.0        $32.2      $(0.9)      $(6.6)     $ 23.1       $ (6.6)
     Property                                61.4        47.0         40.5       (6.6)       28.0        61.4         28.0
     Specialty                                6.4         5.0          6.7       10.2         5.3         6.4          5.3
                                        ------------------------------------------------------------------------------------
         Total SPI                           90.9        75.0         79.4        2.7        26.7        90.9         26.7
                                        ------------------------------------------------------------------------------------



Safeco Business Insurance
     SBI Regular                             23.8        39.5        (51.3)     (11.5)       (5.3)       23.8         (5.3)
     SBI Special Accounts Facility           18.5        11.9          5.8       (0.6)        6.4        18.5          6.4
                                        ------------------------------------------------------------------------------------
         Total SBI                           42.3        51.4        (45.5)     (12.1)        1.1        42.3          1.1
                                        ------------------------------------------------------------------------------------


  Surety                                      9.3         8.6          8.5        6.8         3.7         9.3          3.7
  P&C Other*                                 (7.1)      (42.2)      (149.8)      (9.7)      (10.5)       (7.1)       (10.5)
                                        ------------------------------------------------------------------------------------
  Total Property & Casualty               $ 135.4      $ 92.8      $(107.4)    $(12.3)     $ 21.0      $135.4       $ 21.0
                                        ------------------------------------------------------------------------------------


Net Combined Ratios (GAAP)

Safeco Personal Insurance
     Auto                                   96.3%       96.2%        94.4%     100.2%      101.3%       96.3%       101.3%
     Property                               73.1        79.8         82.4      102.9        87.7        73.1         87.7
     Specialty                              70.0        76.7         68.6       50.2        73.4        70.0         73.4
                                        ------------------------------------------------------------------------------------
          Total SPI                         89.5        91.2         90.4       99.7        96.5        89.5         96.5
                                        ------------------------------------------------------------------------------------
Safeco Business Insurance
     SBI Regular                            92.1        86.1        118.6      104.2       102.0        92.1        102.0
     SBI Special Accounts Facility          84.2        88.3         94.3      100.7        92.7        84.2         92.7
                                        ------------------------------------------------------------------------------------
          Total SBI                         89.9        86.7        112.2      103.3        99.6        89.9         99.6
                                        ------------------------------------------------------------------------------------

Surety                                      79.6        79.9         78.8       82.2        88.6        79.6         88.6
P&C Other*                                    NM          NM           NM         NM          NM          NM           NM
                                        ------------------------------------------------------------------------------------
  Total Property & Casualty                 89.9%       92.8%       108.6%     101.0%       98.2%       89.9%        98.2%
                                        ====================================================================================

* P&C Other includes large commercial business accounts, commercial specialty programs and London operations that are in runoff and certain product lines that we have exited.



                           Safeco Property & Casualty
                              Net Written Premiums
                                  (In Millions)

                                              1ST         4TH           3RD          2ND           1ST
                                              QTR         QTR           QTR          QTR           QTR           YTD          YTD
                                             2004         2003          2003         2003          2003          2004         2003
                                        -------------------------------------------------------------------------------------------

Net Written Premiums

Safeco Personal Insurance
Auto                                      $ 668.9      $ 606.2       $ 610.5      $ 563.8       $ 559.4       $ 668.9      $ 559.4
Property                                    206.6        214.6         246.7        255.6         208.1         206.6        208.1
Specialty                                    20.8         17.9          22.8         25.8          19.1          20.8         19.1
                                        -------------------------------------------------------------------------------------------
   Total SPI                                896.3        838.7         880.0        845.2         786.6         896.3        786.6
                                        -------------------------------------------------------------------------------------------

Safeco Business Insurance

SBI Regular                                 312.9        283.0         281.5        308.4         284.0         312.9        284.0
SBI Special Accounts Facility               117.8        110.3         103.7         94.7          97.1         117.8         97.1
                                        -------------------------------------------------------------------------------------------
   Total SBI                                430.7        393.3         385.2        403.1         381.1         430.7        381.1
                                        -------------------------------------------------------------------------------------------


Surety                                       48.7         46.8          49.9         46.9          35.2          48.7         35.2
P&C Other                                       -         (1.5)         (0.4)        21.3           2.9             -          2.9
                                        -------------------------------------------------------------------------------------------
  Total Property & Casualty              $1,375.7    $ 1,277.3     $ 1,314.7    $ 1,316.5      $1,205.8      $1,375.7     $1,205.8
                                        ===========================================================================================

Net Written Premiums (Percent Change)

                                                           Percent Change Over Prior Year Same Quarter          Percent Change YTD

Safeco Personal Insurance

Auto                                        19.6%        17.5%         15.3%        17.1%         18.5%         19.6%        18.5%
Property                                    -0.7          1.8          -2.8          0.0           2.5          -0.7          2.5
Specialty                                    8.9          5.9           8.6          6.6           9.1           8.9          9.1
                                        -------------------------------------------------------------------------------------------
Total SPI                                   13.9         12.8           9.4         11.0          13.5          13.9         13.5
                                        -------------------------------------------------------------------------------------------
Safeco Business Insurance
SBI Regular                                 10.2          9.6          11.0         11.0           7.0          10.2          7.0
SBI Special Accounts Facility               21.3         11.2          17.6         13.4          24.8          21.3         24.8
                                        -------------------------------------------------------------------------------------------
Total SBI                                   13.0         10.1          12.7         11.5          10.9          13.0         10.9
                                        -------------------------------------------------------------------------------------------
Surety                                      38.4         44.4          29.9         30.8          30.7          38.4         30.7
P&C Other                                     NM           NM            NM           NM            NM            NM           NM
                                        -------------------------------------------------------------------------------------------
  Total Property & Casualty                 14.1%        13.0%         11.2%        11.2%         10.9%         14.1%        10.9%
                                        ==========================================================================================


                                                           Safeco Property & Casualty
                                                              Net Earned Premiums
                                                                (In Millions)

                                              1ST         4TH         3RD          2ND          1ST
                                              QTR         QTR         QTR          QTR          QTR          YTD          YTD
                                              2004        2003        2003         2003         2003         2004        2003
                                        ------------------------------------------------------------------------------------------
Net Earned Premiums

Safeco Personal Insurance
Auto                                          $ 620.1     $ 599.2     $ 574.1      $ 546.1      $ 522.1      $ 620.1     $ 522.1
Property                                        228.2       232.9       229.9        230.6        227.5        228.2       227.5
Specialty                                        21.2        21.5        21.4         20.4         19.7         21.2        19.7
                                        ------------------------------------------------------------------------------------------
   Total SPI                                    869.5       853.6       825.4        797.1        769.3        869.5       769.3
                                        ------------------------------------------------------------------------------------------
Safeco Business Insurance
SBI Regular                                     302.4       284.0       275.4        272.1        266.0        302.4       266.0
SBI Special Accounts Facility                   116.7       102.1       100.6         93.2         87.9        116.7        87.9
                                        ------------------------------------------------------------------------------------------
   Total SBI                                    419.1       386.1       376.0        365.3        353.9        419.1       353.9
                                        ------------------------------------------------------------------------------------------
Surety                                           45.4        43.0        40.0         38.5         32.1         45.4        32.1
P&C Other                                         6.5         3.8         9.0          0.9          7.8          6.5         7.8
                                        ------------------------------------------------------------------------------------------
  Total Property & Casualty                  $1,340.5    $1,286.5   $ 1,250.4    $ 1,201.8     $1,163.1     $1,340.5    $1,163.1
                                        ==========================================================================================


Net Earned Premiums (Percent Change)                   Percent Change Over Prior Year Same Quarter         Percent Change YTD

Safeco Personal Insurance
Auto                                            18.8%       16.0%       17.0%        17.1%        16.5%        18.8%       16.5%
Property                                         0.3         0.8        -0.9          0.9          2.4          0.3         2.4
Specialty                                        7.6         7.5         6.5          4.6          4.2          7.6         4.2
                                        ------------------------------------------------------------------------------------------
   Total SPI                                    13.0        11.2        11.1         11.6         11.7         13.0        11.7
                                        ------------------------------------------------------------------------------------------

Safeco Business Insurance
SBI Regular                                     13.7         8.3         7.8          8.2          8.6         13.7         8.6
SBI Special Accounts Facility                   32.8        14.5        33.8         50.9         76.2         32.8        76.2
                                        ------------------------------------------------------------------------------------------
   Total SBI                                    18.4         9.8        13.7         16.7         20.0         18.4        20.0
                                        ------------------------------------------------------------------------------------------
Surety                                          41.4        31.5        22.3         23.5          7.8         41.4         7.8
P&C Other                                         NM          NM          NM           NM           NM           NM          NM
                                        ------------------------------------------------------------------------------------------
  Total Property & Casualty                     15.3%       10.5%       10.1%         7.1%         5.8%        15.3%        5.8%
                                        ==========================================================================================

                           Safeco Property & Casualty
                         Safeco Personal Insurance (SPI)
                           (In Millions Except Ratios)


                                    1ST         4TH          3RD         2ND          1ST
                                    QTR         QTR          QTR         QTR          QTR         YTD          YTD
                                   2004         2003        2003         2003         2003        2004         2003
                                 ----------  -----------  ----------  -----------  ----------- -----------  -----------
AUTO

Underwriting Profit (Loss)          $ 23.1       $ 23.0      $ 32.2       $ (0.9)      $ (6.6)     $ 23.1       $ (6.6)

Loss and LAE Ratio                   73.4%        72.5%       72.2%        76.5%        77.6%       73.4%        77.6%
Expense Ratio                        22.9         23.7        22.2         23.7         23.7        22.9         23.7
                                 ----------  -----------  ----------  -----------  ----------- -----------  -----------
Combined Ratio                       96.3%        96.2%       94.4%       100.2%       101.3%       96.3%       101.3%
                                 ----------  -----------  ----------  -----------  ----------- -----------  -----------

Impact of Catastrophes                0.1%         0.6%        0.0%         4.1%         0.2%        0.1%         0.2%

Policies In Force (000's)          1,705.0      1,660.0     1,623.0      1,577.6      1,550.0
% Chg Prior Year Same Qtr            10.0%         9.1%        9.0%         9.6%         9.7%

Loss Trends (12 mos. Rolling)
Frequency                            -0.4%        -2.1%       -3.3%        -3.7%        -6.4%
Severity                              3.6          2.4         3.6          3.1          5.1
Total Loss Costs                      3.2%         0.3%        0.3%        -0.7%        -1.6%

Retention                            79.8%        79.8%       80.2%        81.0%        81.3%

New Business Policies (000's)        143.9        139.6       144.4        115.4        107.5
% Chg Prior Year Same Qtr            33.9%        19.5%        5.3%        -0.8%        12.5%


Net Written Premiums               $ 668.9      $ 606.2     $ 610.5      $ 563.8      $ 559.4
% Chg Prior Year Same Qtr            19.6%        17.5%       15.3%        17.1%        18.5%

Net Earned Premiums                $ 620.1      $ 599.2     $ 574.1      $ 546.1      $ 522.1
% Chg Prior Year Same Qtr            18.8%        16.0%       17.0%        17.1%        16.5%

PROPERTY

Underwriting Profit (Loss)          $ 61.4       $ 47.0      $ 40.5       $ (6.6)      $ 28.0      $ 61.4       $ 28.0

Loss and LAE Ratio                   45.4%        51.8%       53.9%        74.0%        58.4%       45.4%        58.4%
Expense Ratio                        27.7         28.0        28.5         28.9         29.3        27.7         29.3
                                 ----------  -----------  ----------  -----------  ----------- -----------  -----------
Combined Ratio                       73.1%        79.8%       82.4%       102.9%        87.7%       73.1%        87.7%
                                 ----------  -----------  ----------  -----------  ----------- -----------  -----------

Impact of Catastrophes                3.2%         7.7%        5.3%        27.1%         4.1%        3.2%         4.1%
Impact of Non-Cat Weather             4.9%         3.6%        9.0%         8.2%         6.2%        4.9%         6.2%

Policies In Force (000's)          1,423.2      1,449.0     1,483.6      1,521.4      1,558.0
% Chg Prior Year Same Qtr            -8.7%        -8.9%       -9.1%        -9.0%        -8.3%

Retention                            83.2%        83.1%       83.0%        83.0%        82.8%

New Business Policies (000's)         30.4         32.6        37.0         34.1         28.3
% Chg Prior Year Same Qtr             7.4%        -2.6%       -6.0%       -33.7%       -29.5%


Net Written Premiums                 206.6        214.6       246.7        255.6        208.1
% Chg Prior Year Same Qtr            -0.7%         1.8%       -2.8%         0.0%         2.5%

Net Earned Premiums                  228.2        232.9       229.9        230.6        227.5
% Chg Prior Year Same Qtr             0.3%         0.8%       -0.9%         0.9%         2.4%

SPECIALTY

Underwriting Profit                  $ 6.4        $ 5.0       $ 6.7       $ 10.2        $ 5.3       $ 6.4        $ 5.3

Loss and LAE Ratio                   45.0%        51.5%       43.4%        23.9%        47.2%       45.0%        47.2%
Expense Ratio                        25.0         25.2        25.2         26.3         26.2        25.0         26.2
                                 ----------  -----------  ----------  -----------  ----------- -----------  -----------
Combined Ratio                       70.0%        76.7%       68.6%        50.2%        73.4%       70.0%        73.4%
                                 ----------  -----------  ----------  -----------  ----------- -----------  -----------

                           Safeco Property & Casualty
                         Safeco Business Insurance (SBI)
                           (In Millions Except Ratios)


                                         1ST         4TH          3RD         2ND         1ST
                                         QTR         QTR          QTR         QTR         QTR         YTD          YTD
                                        2004         2003        2003        2003        2003         2004         2003
                               ---------------------------------------------------------------------------------------------

SAFECO BUSINESS INSURANCE

Underwriting Profit (Loss)               $ 42.3       $ 51.4     $ (45.5)    $ (12.1)      $ 1.1       $ 42.3        $ 1.1

Loss and LAE Ratio                        55.8%        51.0%       76.1%       64.7%       61.2%        55.8%        61.2%
Expense Ratio                             34.1         35.7        36.1        38.6        38.4         34.1         38.4
                                ---------------------------------------------------------------------------------------------
Combined Ratio (CR)                       89.9%        86.7%      112.2%      103.3%       99.6%        89.9%        99.6%
                                =============================================================================================
CR excluding reserve adjustment *         89.9%        86.7%       96.1%      103.3%       99.6%        89.9%        99.6%

Impact of Catastrophes                     0.9%         0.0%        2.4%        3.8%        0.9%         0.9%         0.9%

SBI REGULAR

Underwriting Profit (Loss)               $ 23.8       $ 39.5     $ (51.3)    $ (11.5)     $ (5.3)      $ 23.8       $ (5.3)
Loss and LAE Ratio                        58.7%        51.0%       81.8%       66.6%       63.8%        58.7%        63.8%
Expense Ratio                             33.4         35.1        36.8        37.6        38.2         33.4         38.2
                                ---------------------------------------------------------------------------------------------
Combined Ratio (CR)                       92.1%        86.1%      118.6%      104.2%      102.0%        92.1%       102.0%
                                =============================================================================================

CR excluding reserve adjustment *         92.1%        86.1%       97.7%      104.2%      102.0%        92.1%       102.0%

Impact of Catastrophes                     0.8%         0.1%        1.9%        3.4%        1.7%         0.8%         1.7%

Policies In Force (000's)                 508.6        510.1       509.9       511.1       517.2
% Chg Prior Year Same Qtr                 -1.7%        -3.7%       -5.1%       -6.9%       -7.4%

Retention                                 80.2%        78.4%       77.9%       76.7%       76.1%

New Business Policies (000's)              28.9         27.9        30.3        31.1        25.2
% Chg Prior Year Same Qtr                 14.7%        13.4%       23.2%       16.9%       13.7%

Net Written Premiums                      312.9        283.0       281.5       308.4       284.0
% Chg Prior Year Same Qtr                 10.2%         9.6%       11.0%       11.0%        7.0%

Net Earned Premiums                       302.4        284.0       275.4       272.1       266.0
% Chg Prior Year Same Qtr                 13.7%         8.3%        7.8%        8.2%        8.6%


SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit (Loss)               $ 18.5       $ 11.9       $ 5.8      $ (0.6)      $ 6.4       $ 18.5        $ 6.4

Combined Ratio                            84.2%        88.3%       94.3%      100.7%       92.7%        84.2%        92.7%

---------------------------------------------------------------------------------------------------------------------------

* Excludes third quarter workers compensation adjustment of $205.0 ($144.9 in P&C Other, $57.6 in SBI Regular and $2.5 in SBI Special Accounts Facility).


                           Safeco Property & Casualty
                             Surety, Other and Total
                           (In Millions Except Ratios)

                                              1ST         4TH          3RD         2ND         1ST
                                              QTR         QTR          QTR         QTR         QTR         YTD          YTD
                                             2004         2003        2003        2003        2003         2004         2003
                                     ---------------------------------------------------------------------------------------------

SURETY

Underwriting Profit                         $ 9.3        $ 8.6         $ 8.5         $ 6.8        $ 3.7         $ 9.3         $ 3.7

Combined Ratio                              79.6%        79.9%         78.8%         82.2%        88.6%         79.6%         88.6%

P&C OTHER *

Underwriting Loss                          $ (7.1)     $ (42.2)     $ (149.8)       $ (9.7)     $ (10.5)       $ (7.1)      $ (10.5)

TOTAL PROPERTY & CASUALTY

Underwriting Profit (Loss)                $ 135.4       $ 92.8      $ (107.4)      $ (12.3)      $ 21.0       $ 135.4        $ 21.0

Underwriting Profit (Loss)
   excluding reserve adjustment **        $ 135.4       $ 92.8        $ 97.6       $ (12.3)      $ 21.0       $ 135.4        $ 21.0

Loss and LAE Ratio                          61.6%        63.2%         80.2%         70.4%        67.9%         61.6%         67.9%
Expense Ratio                               28.3         29.6          28.4          30.6         30.3          28.3          30.3
                                        -------------------------------------------------------------------------------------------
Combined Ratio (CR)                         89.9%        92.8%        108.6%        101.0%        98.2%         89.9%         98.2%
                                        ===========================================================================================

CR excluding reserve adjustment **          89.9%        92.8%         92.2%        101.0%        98.2%         89.9%         98.2%

Impact of Catastrophes                       0.9%         1.6%          1.7%          8.2%         1.1%          0.9%          1.1%

                                          1ST          4TH           3RD           2ND          1ST
                                          QTR          QTR           QTR           QTR          QTR           YTD           YTD
                                          2004        2003          2003          2003          2003         2004          2003
                                        -------------------------------------------------------------------------------------------

Catastrophes

     SPI - Auto                             $ 0.5        $ 3.7        $ (0.1)       $ 22.3        $ 0.9         $ 0.5         $ 0.9
     SPI - Property                           7.4         18.0          12.1          62.5          9.3           7.4           9.3
     Safeco Business Insurance                3.7          0.1           8.9          13.9          3.3           3.7           3.3
     P&C Other                                  -         (1.6)          0.1           0.4         (0.1)            -          (0.1)
                                        -------------------------------------------------------------------------------------------
Total                                      $ 11.6       $ 20.2        $ 21.0        $ 99.1       $ 13.4        $ 11.6        $ 13.4
                                        ===========================================================================================

* P&C Other includes large commercial business accounts, commercial specialty programs and London operations that are in runoff and certain product lines that we have exited.


** Excludes third quarter workers compensation adjustment of $205.0 ($144.9 in P&C Other, $57.6 in SBI Regular and $2.5 in SBI Special Accounts Facility).


                               Safeco Corporation
                  Investment Portfolio - Continuing Operations
                                  (In Millions)








Investment Portfolio (Market Value)             03/31/2004          %         12/31/2003       %
                                                ----------------------------------------------------
   Fixed Maturities - Taxable                  $ 6,166.8           64.6 %   $ 6,002.8         63.7 %
   Fixed Maturities - Nontaxable                 2,144.9           22.5       2,156.5         22.9
   Equity Securities                             1,134.8           11.9       1,166.2         12.4
                                                ----------------------------------------------------
   Total Fixed Maturities & Equity Securities    9,446.5           99.0       9,325.5         99.0
   Mortgage Loans                                    0.8            0.0           9.8          0.1
   Other Invested Assets                            25.3            0.3           8.9          0.1
   Short-Term Investments                           68.5            0.7          77.6          0.8
                                                ----------------------------------------------------
      Total Investment Portfolio               $ 9,541.1          100.0 %   $ 9,421.8        100.0 %
                                                =====================================================








Rating (Market Value) - Fixed Maturities        03/31/2004                12/31/2003
                                                ------------------------------------

AAA                                              42.6 %                       42.2 %
AA                                               10.8                         10.9
A                                                24.0                         23.0
BBB                                              18.8                         19.3
BB or lower                                       2.7                          3.1
Not Rated                                         1.1                          1.5
                                                ------------------------------------
Total                                           100.0 %                      100.0 %
                                                ====================================





Average Rating                                     A+                           A+
                                                ====================================






                                             03/31/2004     12/31/2003     09/30/2003   06/30/2003   03/31/2003
                                             ------------------------------------------------------------------

P&C Pretax Investment Income - Quarter        $ 111.7        $ 110.0       $ 113.7      $ 116.5      $ 112.8
Pretax Investment Income - Quarter            $ 115.0        $ 114.4       $ 114.7      $ 119.8      $ 119.6
Effective Tax Rate on Investment
Income - Quarter                               27.12%         25.76%        26.84%       25.28%       27.10%


  Cost or Amortized Cost                      $ 8,545        $ 8,495       $ 8,331      $ 7,987      $ 8,432
  Market                                        9,541          9,422         9,175        9,044        8,762
     % Equities (at market)                     11.9%          12.4%         11.5%        11.5%        10.6%
     % Taxable Bonds (at market)                64.6%          63.7%         60.4%        60.4%        60.6%
     % Tax Exempt Bonds (at market)             22.5%          22.9%         24.0%        24.4%        24.2%
     % Short-Term and Other                      1.0%           1.0%          4.1%         3.7%         4.6%
  Market YTM on Bond Portfolio                  3.42%          3.78%         3.73%        3.65%        4.09%
  Book YTM on Bond Portfolio                    5.16%          5.27%         5.54%        5.63%        6.01%
  Duration of Bond Portfolio                    4.27%          4.39%         4.98%        4.54%        5.23%











                                             1ST             1ST
Net Realized Investment Gains (After Tax)    QTR             QTR
from Continuing Operations                   2004           2003
                                        ------------------------------




Gains on Securities Transactions               $ 30.8         $ 11.2
Impairments on Fixed Maturities                  (2.9)         (10.6)
Impairments on Equity Securities                 (0.1)          (2.7)
Credit Default Swaps                                -            5.8
Other                                               -            1.8
                                        -------------------------------
Net Realized Investment Gains                  $ 27.8          $ 5.5
                                        ===============================


                               Safeco Corporation
                                 Capitalization
                                  (In Millions)








                                                           03/31/2004          12/31/2003           12/31/2002
                                                        -------------------------------------------------------------




Short-Term Debt
$500 million back up line of credit (unused)                   $       -           $       -            $       -
7.875%, due 3/15/03                                                    -                   -                303.5
Medium-Term Notes and Other                                            -                   -                 15.9





Long-Term Debt
7.875%, due 4/1/05 (called at par on 4/1/03)                           -                   -                200.0
6.875%, due 7/15/07 (non callable)                                 200.0               200.0                200.0
4.20%, due 2/1/08 (non callable)                                   200.0               200.0                    -
4.875%, due 2/1/10 (non callable)                                  300.0               300.0                    -
7.25%, due 9/15/12 (non callable)                                  375.0               375.0                375.0
8.072% debentures due 2037                                         876.3               876.3                876.3
    (Callable at 104 in 2007)
                                                        -------------------------------------------------------------
Total Debt                                                     $ 1,951.3           $ 1,951.3            $ 1,970.7
                                                        =============================================================

Equity                                                         $ 5,534.7           $ 5,023.3            $ 4,431.6
                                                        =============================================================

Total Capital (Debt + Equity)                                  $ 7,486.0           $ 6,974.6            $ 6,402.3
                                                        =============================================================


Debt to Capital                                                    26.1%               28.0%                30.8%
Adjusted Debt* to Capital                                          23.7%               25.5%                28.0%
Debt to Equity                                                     35.3%               38.8%                44.5%

Debt to Capital (excluding FAS 115)                                32.8%               34.1%                36.9%
Adjusted Debt* to Capital (excluding FAS 115)                      29.9%               31.0%                33.6%
Debt to Equity (excluding FAS 115)                                 48.9%               51.7%                58.5%



* 20% equity credit for 8.072% debentures due 2037.



                                Corporate Segment


                                                                                      Three Months Ended
                                                                                           March 31
                                                                                ----------------------------------
                                                                                  2004                 2003
                                                                                ----------------------------------

Loss from Continuing Operations before Income Taxes                                  $ (25.2)             $ (25.7)
Income Tax Benefit                                                                      12.7                  9.6
                                                                                ----------------------------------
Loss from Continuing Operations, Net of Taxes                                        $ (12.5)             $ (16.1)
                                                                                ----------------------------------

                             Discontinued Operations
                               Life & Investments
                     Pretax Operating Earnings and Revenues
                                  (In Millions)


                                        1ST          4TH          3RD          2ND          1ST
                                        QTR          QTR          QTR          QTR          QTR           YTD           YTD
                                        2004         2003         2003         2003         2003         2004           2003
                                     -----------  -----------  -----------  -----------  -----------  ------------  -------------
Pretax Operating Earnings*

Group                                    $ 12.2       $ 23.0       $ 12.5       $ 24.5       $ 29.0        $ 12.2         $ 29.0

Income Annuities                            3.7          7.7         (0.9)         8.4         10.1           3.7           10.1

Retirement Services                         9.5          4.8          3.3          4.9          5.0           9.5            5.0

Individual                                  7.4          1.0          3.9         (0.5)         1.9           7.4            1.9

Asset Management                            1.6          0.5          1.1          0.1          0.1           1.6            0.1

L&I Other**                                26.9         16.3         24.2         23.5         28.8          26.9           28.8

                                     -----------  -----------  -----------  -----------  -----------  ------------  -------------
Total Life & Investments                 $ 61.3       $ 53.3       $ 44.1       $ 60.9       $ 74.9        $ 61.3         $ 74.9
                                     -----------  -----------  -----------  -----------  -----------  ------------  -------------




                                        1ST          4TH          3RD          2ND          1ST
                                        QTR          QTR          QTR          QTR          QTR           YTD           YTD
                                        2004         2003         2003         2003         2003         2004           2003
                                     -----------  -----------  -----------  -----------  -----------  ------------  -------------
Operating Revenues

Group                                  $  129.3      $ 132.2      $ 133.9      $ 144.5      $ 142.3       $ 129.3        $ 142.3

Income Annuities                          125.4        130.3        121.7        130.8        131.4         125.4          131.4

Retirement Services                        97.0         99.1         96.6         96.4         96.1          97.0           96.1

Individual                                 95.6         95.5         96.3         95.8         95.9          95.6           95.9

Asset Management                            7.1          7.0          7.0          6.7          6.2           7.1            6.2

L&I Other                                  65.3         55.3         52.8         50.7         55.5          65.3           55.5

                                     -----------  -----------  -----------  -----------  -----------  ------------  -------------
Total Life & Investments               $  519.7      $ 519.4      $ 508.3      $ 524.9      $ 527.4       $ 519.7        $ 527.4
                                     ============================================================================================


                             Discontinued Operations
                               Life & Investments
                             Supplemental Statistics

               (In Millions, Except Ratios and Policy Statistics)



                                           1ST         4TH         3RD         2ND        1ST
                                           QTR         QTR         QTR         QTR        QTR          YTD            YTD
                                           2004        2003        2003       2003        2003         2004          2003
                                        -------------------------------------------------------------------------------------------

Group
     Earned Premiums                       $ 127.9     $130.6      $132.3      $141.6     $140.6        $ 127.9       $ 140.6
     Loss Ratio                              65.8%      52.5%       63.3%       56.3%      56.2%          65.8%         56.2%

Income Annuities
 Reserves (in billions)                      $ 6.4      $ 6.3       $ 6.3       $ 6.4      $ 6.3          $ 6.4         $ 6.3
    Deposits                                  18.1       20.5        29.3        35.8       28.5           18.1          28.5

Retirement Services
     Reserves
          Fixed (in billions)                $ 6.6      $ 6.7       $ 6.6       $ 6.4      $ 6.1          $ 6.6         $ 6.1
          Variable (in billions)               1.1        1.0         0.9         0.9        0.8            1.1           0.8
                                        -------------------------------------------------------------------------------------------
     Total Reserves                            7.7        7.7         7.5         7.3        6.9            7.7           6.9
     Deposits                                 90.8      250.0       303.6       328.4      332.2           90.8         332.2

Individual
     Reserves                                $ 4.0      $ 4.0       $ 3.9       $ 3.9      $ 3.8          $ 4.0         $ 3.8
     Policies Issued:
     Term, Universal Life,                     6.3        6.8         5.9         6.5        5.9            6.3           5.9
          Traditional, Disability (000's)
     Policies In Force (000's)               286.5      285.8       284.0       283.2      281.7          286.5         281.7

Asset Management
     Assets Under Management
     (in billions)                           $ 4.0      $ 4.1       $ 4.0       $ 4.0      $ 3.7          $ 4.0         $ 3.7




                ASSETS AND LIABILITIES OF DISCONTINUED OPERATIONS
                                                                                                     March 31      December 31
                                                                                                       2004          2003
ASSETS                                                                                          ----------------------------------
Total Investments                                                                                     $19,746.2     $19,301.4
Other Assets                                                                                            1,002.4       1,055.6
Separate Accounts                                                                                       1,164.7       1,137.4
Securities Lending Collateral                                                                           1,195.0       1,054.5
                                                                                                ----------------------------------
Total Assets of Discontinued Operations                                                                23,108.3      22,548.9
                                                                                                ----------------------------------

LIABILITIES
Funds Held Under Deposit Contracts                                                                     16,577.4      16,582.4
Life Policy Liabilities                                                                                   332.0         331.8
Accident and Health Reserves                                                                              134.4         139.1
Other Liabilities                                                                                         819.2         697.5
Separate Accounts                                                                                       1,164.7       1,137.4
Securities Lending Payable                                                                              1,195.0       1,054.5
                                                                                                ----------------------------------
Total Liabilities of Discontinued Operations                                                           20,222.7      19,942.7
                                                                                                ----------------------------------
Net Assets of Discontinued Operations                                                                $  2,885.6    $  2,606.2
                                                                                                ----------------------------------

Net Assets of Discontinued Operations excluding Accumulated Other Comprehensive Income               $  1,826.3    $  1,776.1
